Exhibit 10.3

EXECUTION COPY

UNCONDITIONAL GUARANTY

This UNCONDITIONAL GUARANTY dated as of August 1, 2012 (the “Guaranty”), is executed by American West Potash LLC, a Delaware limited liability company (“Guarantor”), to and for the benefit of The Karlsson Group, Inc., an Arizona corporation (together with any of its affiliate or subsidiary corporations, or their successors or assigns, being collectively referred to herein as the “Holder”).

RECITALS

WHEREAS, Guarantor is a wholly-owned subsidiary of Prospect Global Resources, Inc., a Delaware corporation (“Maker”);

WHEREAS, Maker and Holder entered into that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), whereby Maker agreed to purchase, and Holder agreed to sell, all of Holder’s limited liability company membership interests in Guarantor;

WHEREAS, part of the purchase price payable by Maker pursuant to the Purchase Agreement is evidenced by that certain Promissory Note, dated as of August 1, 2012, made by Maker in favor of Holder, in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) (the “Note”); and

WHEREAS, in consideration of Holder entering into the Note, Holder requires that Guarantor guarantee the due performance by Maker of all of Maker’s obligations to Holder under the Note.

NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, Guarantor hereby agrees as follows.

AGREEMENT

NOW, THEREFORE, FOR VALUE RECEIVED, it is agreed that the preceding provisions and preambles are an integral part hereof and that this Guaranty shall be construed in light thereof, and in consideration of the terms of the Purchase Agreement, Guarantor hereby unconditionally and absolutely guarantees to the Holder, irrespective of the validity, regularity or enforceability of the Note, the payment in full to the Holder, promptly on demand of the Holder, of the Guaranteed Debt.  The term “Guaranteed Debt” shall mean (i) the Obligations, as such capitalized term is defined in the Note, and (ii) all costs associated with the enforcement and perfection of Holder’s security interests pursuant to that certain (x) Security Agreement, dated as of the date hereof, by and among Holder, Guarantor and Prospect Global Resources, Inc., a Delaware corporation (“Prospect”), and (y) Pledge Agreement, dated as of the date hereof, by and between Holder and Prospect.

1. Expenses. Guarantor agrees to pay all reasonable costs, including outside attorneys’ and paralegals’ fees and expenses of every kind, paid or incurred by the Holder in endeavoring to collect the Guaranteed Debt or any part thereof, or in enforcing its rights in connection with any collateral securing the Guaranteed Debt, or in enforcing this Guaranty, or in defending against any defense, counterclaim, setoff or cross-claim based on any act of commission or omission by the Holder with respect to the Guaranteed Debt, any collateral securing the Guaranteed Debt, or in connection with any Repayment Claim (defined below).

2. Bankruptcy. In case of any bankruptcy, reorganization, debt arrangement or other proceeding under any insolvency law relating to the Maker, any dissolution, liquidation or receivership proceeding is instituted by or against the Maker, or any default by Guarantor of any of the covenants, terms and conditions set forth herein, all of the Guaranteed Debt shall, without notice to anyone, immediately become due or accrued and all amounts due hereunder shall be payable by Guarantor.  Guarantor hereby expressly and irrevocably:  (a) waives, to the fullest extent possible, on behalf of itself and its successors and assigns (including any surety) and any other person, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or to any other rights that could accrue to a surety against a principal, a guarantor against a maker or obligor, an accommodation party against the party accommodated, a holder or transferee against a maker, or to the holder of a claim against any person, and which Guarantor may have or hereafter acquire against any person in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; (b) waives any “claim” (as such term is defined in the United States Bankruptcy Code) of any kind against the Maker, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against Guarantor by the Holder or any other person; and (c) acknowledges and agrees (i) that foregoing waivers are intended to benefit the Holder and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that the Maker and its successors and assigns are intended third party beneficiaries of the foregoing waivers.

3. Payment Order. All payments received by the Holder on account of the Guaranteed Debt, from whatever source derived, shall be taken and applied by the Holder toward the payment of the Guaranteed Debt and in such order of application as the Holder may, in its sole discretion, from time to time elect.  The Holder shall have the exclusive right to determine how, when and what application of payments and credits, if any, whether derived from the Maker or any other source, shall be made on the Guaranteed Debt and such determination shall be conclusive upon Guarantor.

4. Guaranty Unconditional. This Guaranty shall in all respects be absolute and unconditional, and shall remain in full force and effect with respect to Guarantor until:  (i) written notice from the Holder to Guarantor as provided for herein; or (ii) until all Guaranteed Debt created or existing before receipt of either such notice shall have been fully paid in cash.  In the event of the dissolution of Guarantor, this Guaranty shall continue as to all of the Guaranteed Debt theretofore incurred by the Maker even though the Guaranteed Debt is renewed or the time of maturity of the Maker’s obligations is extended without the consent of the successors or assigns of Guarantor. No failure, neglect or omission to enforce or exercise any right against any other guarantor shall release or discharge Guarantor hereunder.

5. No Discharge. Guarantor’s liability under this Guaranty shall in no way be modified, affected, impaired, reduced, released or discharged by any of the following (any or all of which may be done or omitted by the Holder in its sole discretion, without notice to anyone):  (a) any acceptance by the Holder of any new or renewal note or notes of the Maker, or of any security or collateral for, or other guarantors or obligors upon, any of the Guaranteed Debt; (b) any change in the time, place or manner of payment of, amount, or in any other term of, the Guaranteed Debt or any other obligation of Maker under the Note, or any rescission, waiver, amendment or other modification of the Note; (c) any taking, exchange, substitution, release, impairment or non-perfection of any collateral securing the Guaranteed Debt, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Debt; and (d) any change in the Maker’s name or the merger of the Maker into another corporation.  Guarantor hereby consents to all acts of commission or omission of the Holder set forth above and agrees that the standards by which good faith, diligence, reasonableness and care shall be measured, determined and governed solely by the terms and provisions hereof.

6. Waivers. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of the Holder, at any time, to resort to payment from the Maker or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by Guarantor.

Guarantor hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Guaranteed Debt or of any security or collateral therefor or of the acceptance of this Guaranty or indulgences hereunder.

Guarantor waives any and all defenses, claims and discharges of the Maker, or any other obligor, pertaining to the Guaranteed Debt, in each case, only to the extent permitted under applicable law.  Without limiting the generality of the foregoing, but only to the extent permitted under applicable law, Guarantor will not assert, plead or enforce against the Holder any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Maker or any other person liable in respect of any of the Guaranteed Debt, or any setoff available against the Holder to the Maker or any such other person, whether or not on account of a related transaction.  Guarantor expressly agrees that, subject to applicable law, it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Guaranteed Debt, whether or not the liability of the Maker or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. For the avoidance of doubt, Guarantor waives any relief available under valuation and appraisement laws and any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Holder from bringing any action, including a claim for deficiency, against Guarantor, before or after Holder’s commencement or completion of any foreclosure action, either judicially or if permitted by applicable law by exercise of a power of sale including, but not limited to, any right to a fair market value hearing, any right to offset the amount owed by any amount other than the amount paid at the trustee’s sale, any right to a statute of limitations shorter than six (6) years, and the provisions of A.R.S. §§ 12-1566, 33-814, 33-725, and 33-727; (ii) any election of remedies by Holder which destroys or otherwise adversely affects Guarantor’s subrogation rights or rights to proceed against Holder for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging any indebtedness; (iii) any disability or other defense of Maker, of any other guarantor, or of any other person, or by reason of the cessation of Maker’s liability from any cause whatsoever, other than payment in full in legal tender, of the Guaranteed Debt; (iv) any right to claim discharge of the Guaranteed Debt on the basis of unjustified impairment of any collateral for the Guaranteed Debt; (v) any statute of limitations, if at any time any action or suit brought by Holder against Guarantor is commenced, there is outstanding Guaranteed Debt which is not barred by any applicable statute of limitations; or (vi) any defenses given to guarantors at law or in equity other than actual payment and performance of the Guaranteed Debt. If payment is made by Maker, whether voluntarily or otherwise, or by any third party, on the Guaranteed Debt and thereafter Holder is forced to remit the amount of that payment to Maker’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Guaranteed Debt shall be considered unpaid for the purpose of the enforcement of this Guaranty or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND BENEFITS UNDER A.R.S. § 44-142, § 12-1641, ET SEQ. AND RULE 17(F) OF THE ARIZONA RULES OF CIVIL PROCEDURE AND ANY SIMILAR STATUTES OR RULES OF PROCEDURE. GUARANTOR WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH GUARANTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE HOLDER IN ENFORCING THIS GUARANTY.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO GUARANTOR BY THE MAKER, OR TO ANY OTHER PARTY LIABLE TO THE HOLDER FOR THE GUARANTEED DEBT, ARE HEREBY SUBORDINATED TO THE HOLDER’S CLAIMS AND ARE HEREBY ASSIGNED TO THE HOLDER.  GUARANTOR HEREBY AGREES THAT GUARANTOR MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE HOLDER AGAINST THE MAKER.  EACH MAKER, GUARANTOR AND THE HOLDER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING IN WHICH GUARANTOR AND THE HOLDER ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE HOLDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE MAKER AND ACCEPTING THIS GUARANTY.

7. Repayment Claim; Setoff; Assignment. Should a claim (a “Repayment Claim”) be made upon the Holder at any time for repayment of any amount received by the Holder in payment of the Guaranteed Debt, or any part thereof, whether received from either Maker or the Guarantor pursuant hereto, or received by the Holder as the proceeds of collateral, by reason of: (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Holder or any of its property; or (ii) any settlement or compromise of any such Repayment Claim effected by the Holder, in its sole discretion, with the claimant (including the Maker), the Guarantors shall remain liable to the Holder for the amount so repaid to the same extent as if such amount had never originally been received by the Holder, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the Guaranteed Debt. If an Event of Default (as defined in the Note) shall have occurred and be continuing, the Holder may, without demand or notice of any kind to anyone, apply or set off any balances, credits, deposits, accounts, moneys or other indebtedness at any time credited by or due from the Holder to the Guarantor against the amounts due hereunder and in such order of application as the Holder may from time to time elect.  Any notification of intended disposition of any property required by law shall be deemed reasonably and properly given if given in the manner provided by the applicable statute.

8. Assignments and Discharge. Unless and until all of the Guaranteed Debt has been paid in full, and to the extent permissible under applicable law, no release or discharge of any other person, whether primarily or secondarily liable for and obligated with respect to the Guaranteed Debt, or the institution of bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against Maker or any other person primarily or secondarily liable for and obligated with respect to the Guaranteed Debt, or the entry of any restraining or other order in any such proceedings, shall release or discharge Guarantor, or any other guarantor of the Guaranteed Debt, or any other person, firm or corporation liable to the Holder for the Guaranteed Debt.

All references herein to the Maker and Guarantor, respectively, shall be deemed to include any successors or assigns, whether immediate or remote, to Maker or Guarantor, as the case may be.

9. Miscellaneous. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Arizona, without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

Guarantor consents to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Maricopa, Arizona, and agree that all disputes based on or arising out of this Guaranty shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

It is agreed that Guarantor’s liability is independent of any other guaranties at any time in effect with respect to all or any part of the Guaranteed Debt, and that Guarantor’s liability hereunder may be enforced regardless of the existence of any such other guaranties.

No delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy.  No modification, termination, discharge or waiver of any of the provisions hereof shall be binding upon the Holder, except as expressly set forth in a writing duly signed and delivered on behalf of the Holder.

10. Notice. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section):

If to Holder:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Guarantor:	c/o Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, P.C. 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

11. Warranties.  The execution, delivery and performance of this Guaranty by Guarantor are within the powers of Guarantor, have been duly authorized by all necessary action on the part of Guarantor and do not and will not (i) require any consent or approval of the members or shareholders of Guarantor which has not been obtained, (ii) violate any provision of the governing documents of Guarantor or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority, or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Guarantor pursuant to, any indenture or other agreement or instrument under which Guarantor is a party or by which it or any of its properties may be bound or affected.  The person or persons executing and delivering this Guaranty for and on behalf of Guarantor, is/are duly authorized to so act.  For so long as the Note remains outstanding, Guarantor will continue to be a 100% owned subsidiary of Maker, and Holder, in extending financial accommodations to Maker, is expressly acting and relying upon the aforesaid representations and warranties.

This Guaranty:  (i) is valid, binding and enforceable in accordance with its provisions, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and no conditions exist to the legal effectiveness of this Guaranty as to Guarantor; (ii) contains the entire agreement between Guarantor and the Holder; (iii) is the final expression of their intentions; and (iv) supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.  No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by the Holder or relied upon by Guarantor in connection with the execution hereof.  This Guaranty shall inure to the benefit of the Holder and its successors and assigns.

[signature page immediately follows]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Unconditional Guaranty as of the date set forth above.

AMERICAN WEST POTASH LLC,
a Delaware limited liability company

By:	/s/ Wayne Rich
Name: Wayne Rich
Title: Manager